Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 15, 2014, of Kraig Biocraft Laboratories, Inc. (A Development Stage Company) relating to the financial statements as of December 31, 2013 and for the year then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com
Houston, Texas

October 30, 2014